Exhibit 5(a)


                 [LETTERHEAD OF WORSHAM FORSYTHE WOOLDRIDGE LLP]




                                        January 5, 2001

TXU Electric Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (Registration Statement) to be filed by TXU Electric Company (Company) and TXU Electric Capital VI, TXU Electric Capital VII and TXU Electric Capital VIII (collectively, the Trusts) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Securities
Act), for the registration of (i) securities (Securities) in an aggregate offering amount of $923,850,000, including (a) shares of one or more new series of the Company's cumulative preferred stock, without par value (Preferred Stock); (b) an indeterminate number of depositary shares representing fractional interests in Preferred Stock (Depositary Shares), evidenced by depositary receipts; (c) one or more new series of the Company's first mortgage bonds (First Mortgage Bonds); (d) the Company's unsecured debt securities (Debt Securities) to be issued pursuant to the terms of one or more indentures (each a Debt Securities Indenture) and (e) preferred trust securities (Preferred Trust Securities) of one or more of the Trusts; (ii) the guarantee of the Company with respect to the Preferred Trust Securities (the Guarantee); and (iii) the Company's Junior Subordinated Debentures (Subordinated Debentures) to be issued pursuant to the terms of one or more indentures (each a Subordinated Indenture) and purchased by one or more of the Trusts with the proceeds of the sale of Preferred Trust Securities. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.


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     2.   All requisite action necessary to make the Preferred Stock, at the time it is issued, legally issued, fully paid and non-assessable will have been taken when:

          a. The Board of Directors of the Company or a duly authorized committee thereof shall have taken such action as may be necessary to establish the relative rights and preferences of the Preferred Stock, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and shall have taken any other action necessary to the consummation of the issuance and sale of the Preferred Stock;

          b. A statement with respect to the resolutions establishing the Preferred Stock shall have been filed with the Secretary of State of Texas in the form and manner required by law; and

          c. The Preferred Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     3. All requisite action necessary to make any Depositary Shares legal and valid fractional interests in Preferred Stock will have been taken when:

          a. A deposit agreement (Deposit Agreement) shall have been duly authorized, executed and delivered by the Company and a bank or other institution acting as depositary (Depositary); and

          b. The Preferred Stock to which the Depositary Shares relate shall have been legally issued as contemplated in numbered paragraph 2 above and deposited with the Depositary in accordance with the terms of such Deposit Agreement.

     4. All requisite action necessary to make any First Mortgage Bonds valid, legal and binding obligations of the Company will have been taken when:

          a. The Board of Directors of the Company or a duly authorized committee thereof shall have authorized the issuance and sale of the First Mortgage Bonds, and the execution and delivery of an appropriate Supplemental Indenture to the Company's Mortgage and Deed of Trust, dated as of December 1, 1983, to Irving Trust Company (now The Bank of New York), Trustee (Mortgage), and shall have taken any other action necessary to the consummation of the issuance and sale of the First Mortgage Bonds;

          b. The aforementioned Supplemental Indenture shall have been duly executed and delivered by the parties thereto; and

          c. The First Mortgage Bonds shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the First Mortgage Bonds and in accordance with the provisions of the Mortgage, as heretofore supplemented and to be further supplemented by the aforementioned Supplemental Indenture.

     5. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:


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          a. The Board of Directors of the Company or a duly authorized committee thereof, shall have authorized the issuance and sale of the Debt Securities, and the execution and delivery of a Debt Securities Indenture and an appropriate Officer's Certificate (Certificate) under the Debt Securities Indenture, and shall have taken any other action necessary to the consummation of the issuance and sale of the Debt Securities; and

          b. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture.

          c. The aforementioned Certificate shall have been duly executed and delivered by an appropriate officer of the Company; and

          d. The Debt Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Debt Securities and in accordance with the provisions of the Debt Securities Indenture, to be supplemented by the aforementioned Certificate.

     6. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, a duly authorized committee thereof, or an officer duly authorized by the Board of Directors or such committee, shall have taken such action as may be necessary to establish the terms of the Guarantee and the Guarantee shall have been duly executed and delivered by the parties thereto.

     7. All requisite action necessary to make the Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when:

          a. The Board of Directors of the Company or a duly authorized committee thereof, shall have authorized the issuance and sale of the Subordinated Debentures, and the execution and delivery of a Subordinated Indenture and an appropriate Officer's Certificate (Subordinated Certificate) under the Subordinated Indenture, and shall have taken any other action necessary to the consummation of the issuance and sale of the Subordinated Debentures; and

          b. The Subordinated Indenture with respect to such Subordinated Debentures shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under the Subordinated Indenture.

          c. The aforementioned Subordinated Certificate shall have been duly executed and delivered by an appropriate officer of the Company; and

          d. The Subordinated Debentures shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Subordinated Debentures and in accordance with the provisions of the Subordinated Indenture, to be supplemented by the aforementioned Subordinated Certificate.


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          We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.

                                             Very truly yours,

                                             WORSHAM FORSYTHE
                                               WOOLDRIDGE LLP


                                             By: /s/ T. A. Mack
                                                --------------------------------
                                                                       A Partner